Portfolio Recovery Associates Reports Second Quarter 2007 Results

Net Income up 17% to $13.0 Million, or $0.80 per Diluted Share, on Revenue of $54.8 Million; Strong Portfolio Acquisitions of $63.4 Million; Capital Structure Optimization Moves Forward With Special Dividend Paid, 100,000 Shares Repurchased

NORFOLK, VA -- 07/24/2007 -- Portfolio Recovery Associates, Inc. (NASDAQ: PRAA), a company that purchases and manages portfolios of defaulted consumer receivables and provides a broad range of accounts receivable management services, today reported net income of $13.0 million, or $0.80 per diluted share, for the quarter ended June 30, 2007.

The Company's second quarter 2007 earnings represent growth of 17% from net income of $11.1 million, or $0.69 per diluted share, in the same period a year earlier.

Separately, the Company moved forward with its previously announced plan designed to optimize its capital structure. During the second quarter, Portfolio Recovery Associates paid out its announced $1 per share special cash dividend to shareholders and repurchased 100,000 shares at an average price of about $52 a share, as part of its announced 1 million share buyback program.

Total revenue in the second quarter of 2007 increased 19% to $54.8 million, up from $46.2 million in the year-earlier period. Total revenue consists of cash collections reduced by amounts applied to principal on the Company's owned debt portfolios plus commissions from its fee-for-service businesses. During the second quarter of 2007, the Company applied 28.2% of cash collections to reduce the carrying basis of its owned debt portfolios. This included a $90,000 net allowance charge against various pools of finance receivables accounts.

"Portfolio Recovery Associates closed out the first half of 2007 with strong second quarter results in many areas. We turned in our second-largest portfolio buying quarter ever, spending a total of $63.4 million. Cash collections, while impacted by an expected flattening of collections from purchased bankrupt accounts, nevertheless exceeded our buying and accounting expectations. Collector productivity, despite substantial pressure from the initial staffing of our new Jackson, Tennessee office, came in above full-year 2006 levels. In addition, our fee-for-service businesses turned in yet another strong performance," said Steven D. Fredrickson, Chairman, President and Chief Executive Officer.

Financial and Operating Highlights

--  Cash collections rose 9% to $64.6 million in the second quarter of
    2007, up from $59.4 million in the year-ago period.

--  Productivity, as measured by cash collections per hour paid, the
    Company's key measure of collector performance, stands at $148.52 for the first six months of 2007, up from $146.03 for all of 2006.  Excluding the impact of trustee remittances from purchased bankrupt accounts, the comparison is $134.83 for the first six months of 2007 vs. $132.15 for all of 2006.

--  The Company purchased $2.5 billion of face-value debt during the second quarter of 2007 for $63.4 million, the second-largest amount the
    Company has spent on debt acquisitions in a single quarter.  This debt was acquired in 58 pools from 27 different sellers.

--  The Company's fee-for-service businesses generated revenue of $8.4 million in the second quarter of 2007, up 45% from $5.8 million in the same period a year ago.

--  The Company's cash balances were $15.0 million as of June 30, 2007, down from $27.9 million as of March 31, 2007, as a result of the strong portfolio buying, special cash dividend payment and share repurchase, all during the second quarter.  During the quarter, the Company drew $38.0 million on its newly expanded $150 million line of credit.

"The second quarter of 2007 played out well for Portfolio Recovery Associates, as we followed through on steps designed to add some leverage to our balance sheet. During the quarter, we paid out our previously announced special $1 per share cash dividend, providing tax-advantaged returns to our shareholders, as well as repurchasing the first 100,000 shares of our planned 1 million share buyback program. At the same time, in response to an opportune buying environment we were able to deploy more than $63 million in new purchases of charged-off debt at returns we feel should be greater than we have seen over the past 12 to 18 months. This overall performance demonstrates our ability to both strategically trim our equity account and continue to strongly invest in the future," said Kevin P. Stevenson, Chief Financial and Administrative Officer.

Executive Appointment

The Company also announced today the appointment of Kent McCammon to the new position of Senior Vice President, Strategy and Business Development. McCammon will work to develop a strategic approach to growth initiatives, including merger and acquisition activity for Portfolio Recovery Associates, applying the same type of focused, rigorous review the Company uses for debt portfolios to the analysis of business acquisition opportunities.

Before joining Portfolio Recovery Associates, McCammon was Managing Director at Shamrock Capital Advisors, working as co-head and founder of the Activist Value team. Prior to Shamrock, McCammon held senior roles in business development at Trader Publishing, was an analyst and founding member of Atlantic Capital Management, and served in various investment banking positions.

Conference Call Information

The Company will hold a conference call with investors tomorrow, Wednesday, July 25, 2007, at 10 a.m. EDT to discuss its second quarter results. Investors can access the call live by dialing 866-713-8567 for domestic callers or 617-597-5326 for international callers using the pass code 38432403.

In addition, investors may listen to the call via a taped replay, which will be available for seven days, by dialing 888-286-8010 for domestic callers and 617-801-6888 for international callers using the pass code 58438007. The replay will be available approximately two hours after today's conference call ends. Investors may also listen via webcast, both live and archived, at the Company's website, www.portfoliorecovery.com.

About Portfolio Recovery Associates, Inc.

Portfolio Recovery Associates is a full-service provider of outsourced receivables management and related services. The Company's primary business is the purchase, collection and management of portfolios of defaulted consumer receivables. These are the unpaid obligations of individuals to credit originators, which include banks, credit unions, consumer and auto finance companies, and retail merchants. Portfolio Recovery Associates also provides a broad range of collection services, including revenue administration for government entities through its RDS business, collateral-location services for credit originators via IGS Nevada, and fee-based collections through Anchor Receivables Management.

Statements herein which are not historical, including Portfolio Recovery Associates' or management's intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future, including statements with respect to future contributions of IGS Nevada and RDS to earnings and future portfolio-purchase opportunities, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include references to Portfolio Recovery Associates' presentations and webcasts. The forward-looking statements in this press release are based upon management's beliefs, assumptions and expectations of the Company's future operations and economic performance, taking into account currently available information. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties, some of which are not currently known to us. Actual events or results may differ from those expressed or implied in any such forward-looking statements as a result of various factors, including the risk factors and other risks that are described from time to time in the Company's filings with the Securities and Exchange Commission including but not limited to its annual reports on Form 10-K, its quarterly reports on Form 10-Q and its current reports on Form 8-K, filed with the Securities and Exchange Commission and available through the Company's website, which contain a more detailed discussion of the Company's business, including risks and uncertainties that may affect future results. Due to such uncertainties and risks, readers are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof. Information in this press release may be superseded by more recent information or statements, which may be disclosed in later press releases, subsequent filings with the Securities and Exchange Commission or otherwise. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or to reflect any change in events, conditions or circumstances on which any such forward-looking statements are based, in whole or in part.

                    Portfolio Recovery Associates, Inc.
                 Unaudited Consolidated Income Statements
                 (in thousands, except per share amounts)

                                      Three     Three     Six       Six
                                     Months    Months    Months    Months
                                      Ended     Ended     Ended     Ended
                                    June 30,  June 30,  June 30,  June 30,
                                      2007      2006      2007      2006

Revenues:
  Income recognized on finance
   receivables, net                 $ 46,387  $ 40,394  $ 91,853  $ 79,767
  Commissions                          8,389     5,791    16,931    11,759
                                    --------  --------  --------  --------

       Total revenues                  54,776    46,185   108,784    91,526

Operating expenses:
    Compensation and employee
     services                         16,681    14,335    33,116    28,431
    Outside legal and other fees
     and services                     11,246     9,740    22,683    18,801
    Communications                     2,005     1,304     3,889     2,918
    Rent and occupancy                   739       560     1,398     1,120
    Other operating expenses           1,478     1,205     2,862     2,281
    Depreciation and amortization      1,362     1,240     2,657     2,492
                                    --------  --------  --------  --------

     Total operating expenses         33,511    28,384    66,605    56,043
                                    --------  --------  --------  --------

       Income from operations         21,265    17,801    42,179    35,483

Other income and (expense):
  Interest income                        121       171       300       244
  Interest expense                      (339)      (75)     (406)     (243)
                                    --------  --------  --------  --------

       Income before income taxes     21,047    17,897    42,073    35,484

       Provision for income taxes      8,058     6,795    16,204    13,651
                                    --------  --------  --------  --------

       Net income                   $ 12,989  $ 11,102  $ 25,869  $ 21,833
                                    ========  ========  ========  ========

Net income per common share:
  Basic                             $   0.81  $   0.70  $   1.62  $   1.37
  Diluted                           $   0.80  $   0.69  $   1.60  $   1.36

Weighted average number of shares
 outstanding:
  Basic                               16,005    15,897    15,999    15,884
  Diluted                             16,168    16,085    16,154    16,075

                    Portfolio Recovery Associates, Inc.
              Unaudited Consolidated Summary Balance Sheets
                   (in thousands, except share amounts)

                                                    June 30,   December 31,
ASSETS                                                2007         2006
                                                  ------------ ------------

Cash and cash equivalents                         $     15,041 $     25,101
Finance receivables, net                               288,648      226,447
Income tax receivable                                    2,424        1,513
Property and equipment, net                             13,510       11,193
Goodwill                                                18,288       18,288
Intangible assets, net                                   5,773        6,754
Other assets                                             4,354        4,082
                                                  ------------ ------------

      Total assets                                $    348,038 $    293,378
                                                  ============ ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
  Accounts payable and accrued liabilities        $     10,261 $     11,715
  Deferred tax liability                                43,969       33,453
  Revolving lines of credit                             38,000            -
  Long-term debt & obligations under capital
   leases                                                  193          932
                                                  ------------ ------------

    Total liabilities                                   92,423       46,100
                                                  ------------ ------------

Stockholders' equity:
  Preferred stock, par value $0.01, authorized
   shares, 2,000,000, issued and outstanding
   shares - 0                                                -            -
  Common stock, par value $0.01, authorized
   shares, 30,000,000, issued and outstanding
   shares - 15,979,884 at June 30, 2007 and
   15,987,432 at December 31, 2006                         160          160
  Additional paid-in capital                           114,142      115,528
  Retained earnings                                    141,313      131,590
                                                  ------------ ------------

    Total stockholders' equity                         255,615      247,278
                                                  ------------ ------------

      Total liabilities and stockholders' equity  $    348,038 $    293,378
                                                  ============ ============

                    Portfolio Recovery Associates, Inc.
              Unaudited Consolidated Statements of Cash Flows
                              (in thousands)

                                                   Six Months   Six Months
                                                     Ended        Ended
                                                    June 30,     June 30,
                                                      2007         2006
                                                  -----------  -----------

Cash flows from operating activities:
  Net income                                      $    25,870  $    21,833
  Adjustments to reconcile net income to net cash
   provided by operating activities:
    Amortization of share-based compensation            1,364          970
    Depreciation and amortization                       2,657        2,492
    Deferred tax expense                               10,517        2,773
    Changes in operating assets and liabilities:
      Other assets                                       (271)         637
      Accounts payable                                   (435)        (797)
      Income taxes                                       (721)      (2,125)
      Accrued expenses                                    821        2,180
      Accrued payroll and bonuses                      (1,918)      (1,477)
                                                  -----------  -----------

        Net cash provided by operating activities      37,884       26,486
                                                  -----------  -----------

Cash flows from investing activities:
  Purchases of property and equipment                  (3,993)      (1,460)
  Acquisition of finance receivables, net of
   buybacks                                          (102,263)     (41,954)
  Collections applied to principal on finance
   receivables                                         40,062       38,161
                                                  -----------  -----------

        Net cash used in investing activities         (66,194)      (5,253)
                                                  -----------  -----------

Cash flows from financing activities:
  Dividends paid                                      (16,070)           -
  Proceeds from exercise of options and warrants        1,298        1,690
  Income tax benefit from share-based
   compensation                                           952        1,600
  Proceeds from lines of credit                        41,000            -
  Principal payments on lines of credit                (3,000)     (15,000)
  Repurchase of common stock                           (5,190)           -
  Principal payments on long-term debt                   (671)        (230)
  Principal payments on capital lease obligations         (69)         (73)
                                                  -----------  -----------

        Net cash provided by/(used in) financing
         activities                                    18,250      (12,013)
                                                  -----------  -----------

        Net (decrease)/increase in cash and cash
         equivalents                                  (10,060)       9,220

Cash and cash equivalents, beginning of period         25,101       15,985
                                                  -----------  -----------

Cash and cash equivalents, end of period          $    15,041  $    25,205
                                                  ===========  ===========

Supplemental disclosure of cash flow information:
  Cash paid for interest                          $       211  $       257
  Cash paid for income taxes                      $     5,260  $    11,403

Noncash investing and financing activities:
  SFAS 123R adoption reclass of payroll liability
   to additional paid in capital                  $         -  $       427

Contact:
Investor Relations
757-519-9300 ext. 13010
info@portfoliorecovery.com